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                                                       RULE 424(b)(3) PROSPECTUS
                                                      REGISTRATION NO. 333-68877



                            SUPPLEMENT TO PROSPECTUS
                             DATED DECEMBER 14, 1998

                                 850,176 SHARES

                         PERFORMANCE FOOD GROUP COMPANY

                                  Common Stock


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         This is a prospectus supplement for the issuance of 850,176 shares of the Company's common stock as consideration for the Company's business combination with NorthCenter Foodservice Corporation pursuant to an Agreement and Plan of Merger dated February 2, 1999, by and among the Company, NCF Acquisition, Inc., NorthCenter Foodservice Corporation, H. Allen Ryan and Down River Investors, L.P.

         The shares of common stock issued in connection with the Agreement and Plan of Merger were registered in the name of H. Allen Ryan. Mr. Ryan may offer and sell the common stock from time to time and as described under the caption "Outstanding Securities Covered By This Prospectus" in the prospectus.

                The date of this supplement is February 26, 1999.